UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2014, we entered into a second amendment (the “Rubinstein Amendment”) with Marc H. Rubinstein, our Senior Vice President, General Counsel and Secretary, to the Letter Agreement, the Executive Severance Agreement and the Duty of Loyalty Agreement (together, the “Rubinstein Employment Agreements”), in each case dated as of February 4, 2011, and amended March 20, 2013, by and between Affinity Gaming (formerly, Herbst Gaming, LLC) and Mr. Rubinstein.

On February 25, 2014, we also entered into a letter agreement (the “Lehmann Amendment”) with Donna Lehmann, our Senior Vice President, Chief Financial Officer and Treasurer, which further amends (i) the Letter Agreement, dated as of January 11, 2011 and amended as of May 6, 2011, October 31, 2011, and December 27, 2012, (ii) the Executive Severance Agreement, dated as of January 11, 2011, and amended October 31, 2011, and December 27, 2012, and (iii) the Duty of Loyalty Agreement, dated as of January 11, 2011, and amended October 31, 2011, and December 27, 2012 (together, the “Lehmann Employment Agreements”), in each case, by and between Affinity Gaming and Donna Lehmann.

We will file the full texts of the Rubinstein Amendment and the Lehmann Amendment as exhibits to our Annual Report on Form 10-K for the fiscal year ending December 31, 2013. Under Item 5.02 below, we have provided summary descriptions, which are incorporated by reference into this Item 1.01, of the material terms of the Rubinstein Amendment and the Lehmann Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Among other things, the Rubinstein Amendment (i) extends the term of Mr. Rubinstein's employment with Affinity Gaming through February 15, 2015, (ii) increases Mr. Rubinstein's annual base salary to $373,000, (iii) provides for an additional discretionary bonus of $75,000, and (iv) provides for the awarding of options to purchase shares of our common stock such that the grant-date fair value of the option award is $150,000.

Among other things, the Lehmann Amendment (i) extends the term of Ms. Lehmann’s employment with Affinity Gaming through February 15, 2015, (ii) increases Ms. Lehmann’s base salary to $373,000, (iii) provides for an additional discretionary bonus of $75,000, (iv) provides for a guaranteed bonus of 20% of Ms. Lehmann’s base salary, and (v) provides for the awarding of options to purchase shares of our common stock such that the grant-date fair value of the option award is $150,000.

The foregoing summary descriptions of the Rubinstein Amendment and the Lehmann Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Rubinstein Amendment and the Lehmann Amendment, which we will file as exhibits to our Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

On February 25, 2014, the Compensation Committee of our Board of Directors awarded 27,574 non-qualified stock options under our 2011 Long-Term Incentive Plan to each of Mr. Rubinstein and Ms. Lehmann, all of which have an exercise price of $11.61 per share. Each of the aforementioned stock option awards will vest in equal tranches on February 15, 2015, 2016 and 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	February 27, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer